U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: April 4, 2002


                                   FTLA, Inc.
             (Exact Name of registrant as specified in its Charter)


         Florida                       333-94265                 06-1562447
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(State of Incorporation)          Commission File No.        (IRS Employer
                                                             Identification No.)


6066 Vineyard Drive, Ottawa, Ontario Canada                        K1C 2M5
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number (613)837-1909
                              -------------


                           Floran International, Inc.
                           --------------------------
      (Registrant's former name and address, if changed since last report)

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNT.

Pursuant to Item 304 of Regulation S-B the Registrant states:

(a) (1) On April 4, 2002, the Registrant changed accountants from Salberg & Company, P.A. to Stark Winter Schenkein & Co., LLP.

(i) The Registrant decided not to reappoint Salberg & Company, P.A. as its independent accountant;

(ii) The financial statements reported on by Salberg & Company, P.A. were not subject to an adverse or qualified opinion, or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles during the past two fiscal years, and the interim period through April 4, 2002 except that the financial statements for the period from August 1, 2000 (inception) to December 31, 2000 contained a going concern qualification and the financial statements for the quarters ended June 30, 2001 and September 30, 2001 contained going concern footnotes;

(iii)The decision to change accountants was approved by the Registrant's Board of Directors; and

     (iv) (A) There were no disagreements related to accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years and the interim period through April 4, 2002.

          (B)  Not applicable;

          (C)  Not applicable;

          (D)  Not applicable; and

          (E)  Not applicable.

     (2) On April 4, 2002, the Registrant engaged Stark Winter Schenkein & Co., LLP, as its independent accountants.

          (i) The Registrant did not consult with Stark Winter Schenkein & Co., LLP, its new independent accountants, regarding any matter prior to its engagement; and

          (ii) Not applicable.

     (3) The Registrant has provided to Salberg & Company, P.A., its former accountants, a copy of the disclosures contained in this Item 4 and the Registrant has requested a letter from Salberg & Company, P.A. addressed to the Commission, confirming the statements made by the Registrant in this Item 4. A copy of such letter is attached hereto.

     (b)  Not applicable.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

(16) Letter from Salberg & Company, P.A. pursuant to Item 304(a)(3) of Regulation S-B.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FTLA, Inc.
Dated: April 4, 2002

                                            /s/Lam Ko Chau
                                            --------------
                                            By: Lam Ko Chau
                                            Title: Chief Executive Officer and a
                                                   Director